UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Conversion of class B common stock

On August 30, 2012, Sucampo Pharmaceuticals, Inc., or the Company, announced that its majority shareholder and only holder of its class B common stock, S&R Technology Holdings, LLC, or S&R, has converted all of its 26,191,050 issued and outstanding shares of the Company’s class B common stock into shares of the Company’s class A common stock. S&R held all of the Company’s class B common stock. Class B common stock holders were entitled to ten votes per share while class A common stock holders were entitled to one vote per share.

The Company’s articles of incorporation permit the holder of class B common stock to convert the shares of class B common stock into shares of class A common stock at any time and on a one-for-one basis. As a result of the conversion, there is now only a single class of the Company’s common stock outstanding, totaling 41,905,364 shares, each of which is entitled to one vote per share.

S&R trading plan

S&R adopted a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions. In the future, they will begin selling a portion of their Company stock pursuant to the stock trading plan.

The pre-arranged stock trading plan was adopted in order to allow S&R to sell a portion of the Company’s stock over time as part of its long-term strategy to fund its businesses. The transactions under the plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Using the plan, S&R can spread stock trades out over an extended period of time to reduce market impact. Because the plan was established well in advance of a trade, the plan also helps avoid concerns about whether S&R had material, non-public information when it made a decision to sell the Company’s stock.

S&R held approximately 26 million shares of Class B common stock, which represented approximately 63.0% of the Company’s common stock and approximately 94.4% of the voting power of the Company’s outstanding common stock. Under the terms of the Rule 10b5-1 trading plan, S&R intends to sell approximately 1 million shares. If S&R completes all the planned sales under the Rule 10b5-1 trading plan, S&R would continue to own approximately 25 million shares, which would represent approximately 60.6% of the Company’s outstanding common stock and voting power of the Company’s outstanding common stock (assuming no other sales and conversions of the Company’s common stock occur).

S&R is owned by the Company’s founders, Ryuji Ueno, M.D., Ph.D., Ph.D., the Company’s Chairman and CEO, and his wife, Sachiko Kuno, Ph.D., the Company’s Executive Advisor, International Business Development and a member of the Company’s Board of Directors.

Item 9.01  Financial Statements and Exhibits

          (d)       Exhibits

                    The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

                    99.1      Press Release issued by the registrant on August 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	September 5, 2012	By:	/s/ CARY J. CLAIBORNE
			Name:	Cary J. Claiborne
			Title:	Chief Financial Officer